KENNEDY WILSON

COOPERS CROSS APARTMENTS
DUBLIN, IRELAND

Q4 2023 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2023

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information included in this release and also available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-6400
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE
KENNEDY WILSON REPORTS Q4 AND FULL YEAR 2023 RESULTS
Company Provides Update on Strategic Asset Recycling and Cost Reduction Plan
BEVERLY HILLS, Calif. (February 21, 2024) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), a leading global real estate investment company with $25 billion in AUM across its real estate equity and debt investment portfolio, today reported the following results for the fourth quarter and full year of 2023:
“The fourth quarter capped off a strong year for our investment management platform which grew by 42% and contributed to 8% growth in Baseline EBITDA for 2023. Our 2023 financial results were impacted by $439 million in non-cash items primarily resulting from an unrealized decline in the real estate values of our co-investment portfolio driven by higher theoretical cap rates on high-quality assets held in long term well-capitalized strategic partnerships," said William McMorrow, Chairman and CEO of Kennedy Wilson. “The near-term completion of development projects coupled with the cost reduction plan announced in December will enhance our recurring cash flow, while our strategic asset sale program will provide additional dry powder as we continue to seek opportunities in the current environment alongside our well-capitalized partners."
Financial Results

	Q4		Full Year
(Amounts in millions, except per share data)	2023	2022	2023	2022
GAAP Results
GAAP (Loss) Net Income to Common Shareholders[1]	$(247.8)	$22.6	$(341.8)	$64.8
Per Diluted Share	(1.78)	0.16	(2.46)	0.47
1Includes significant non-cash items, such as depreciation expense, amortization expense, and fair-value adjustments, totaling $214 million or $1.54 per share in Q4-23 (vs $18 million or $0.13 per share in Q4-22), and totaling $439 million or $3.15 per share in FY-23 or $3.16 per share (vs. $78 million or $0.56 per share in FY-22).

	Q4		Full Year
(Amounts in millions, except per share data)	2023	2022	2023	2022
Non-GAAP Results
Adjusted EBITDA	$(129.4)	$147.1	$189.8	$591.5
Adjusted Net (Loss) Income	(195.9)	69.4	(151.3)	264.9

Adjusted EBITDA - Key Components (at KW share)
Baseline EBITDA: Property NOI, loan income, and inv. mgt fees (net of compensation and general and administrative expenses)	$95.5	$87.6	$392.5	$361.9
Realized gains/(loss) on the sale of real estate	(10.7)	53.2	111.6	124.8
Changes in the fair value of the Co-investment portfolio	(175.5)	21.2	(282.9)	87.5
Other (loss)/income[1]	(38.7)	(14.9)	(31.4)	17.3
Adjusted EBITDA	$(129.4)	$147.1	$189.8	$591.5
1Other loss primarily related to the decrease in value of interest rate hedging derivative contracts during Q4-23 totaling $13.4 million as well as one-time termination related costs totaling $5.9 million.

•Multifamily Same Property Performance1 :

	Q4 - 2023 vs. Q4 - 2022				FY - 2023 vs. FY- 2022
Multifamily	Occupancy	Revenue	Expenses	NOI (Net Effective)	Occupancy	Revenue	Expenses	NOI (Net Effective)
Market Rate	0.7%	3.3%	5.9%	2.0%	(0.4)%	3.8%	5.8%	2.8%
Affordable	(1.9)%	9.5%	14.1%	7.3%	(1.2)%	8.6%	15.7%	5.3%
Total	0.1%	4.3%	7.2%	2.9%	(0.5)%	4.6%	7.4%	3.3%
(1) Excludes minority-held investments and assets undergoing development or lease-up.
•Office Same Property Performance1 :

	Q4 - 2023 vs. Q4 - 2022				FY - 2023 vs. FY- 2022
	Occupancy	Revenue	Expenses	NOI (Net Effective)	Occupancy	Revenue	Expenses	NOI (Net Effective)
Office	(0.3)%	(0.1)%	1.5%	(0.3)%	0.6%	1.1%	2.4%	0.8%
(1) Excludes minority-held investments and assets undergoing development or lease-up.

Update on Strategic Asset Recycling and Cost Reduction Plan
In Q4-23, the Company announced a strategic asset recycling and cost reduction plan over an 18-month period which included non-core asset sales that are expected to generate $550-$750 million of cash and a cost efficiency plan targeting $15-20 million in annual overhead reductions:
▪Asset sales update: Since Q3-23, the Company has sold or is under contract to sell assets that are expected to generate approximately $320 million in net proceeds.
▪Cost reduction: Since Q3-23, the Company has either implemented or identified over $12 million of cost reductions.

Portfolio Update
•Estimated Annual NOI of $492 million and Fee-Bearing Capital of $8.4 billion:

	Est. Annual NOI To KW ($ in millions)	Fee-Bearing Capital ($ in billions)
As of Q4-22	$491	$5.9
As of Q3-23	485	8.2
Gross acquisitions and loan investments	2	0.2
Gross dispositions and loan repayments	(5)	—
Assets stabilized/unstabilized	(6)	—
Operations	4	—
FX and other	12	—
Total as of Q4-23	$492	$8.4

•Development and Lease-up Portfolio To Add $91 million in Estimated Annual NOI:
◦Q4 Lease-Up Portfolio Update:

▪Stabilized Pointe by Vintage, a 161-unit multifamily property in the Pacific Northwest, and The Oaks, an office asset in Southern California, which together added $5 million to Estimated Annual NOI.

◦Multifamily Development Projects Expected To Add 3,800 Units and Produce $43 million in Est. Annual NOI at Stabilization by YE-25:
▪Dublin To Add 990 Stabilized Multifamily Units: The Company is 54% leased across its two newly completed multifamily communities in Dublin (as of February 20, 2024), totaling 758 units, with lease-up performing ahead of business plan. The Company remains on track to deliver another 232 units in Dublin in Q1-24. In total, the Company's apartment developments in Dublin are expected to produce $13 million of Est. Annual NOI at stabilization.
▪U.S. Portfolio Expected To Add Over 2,800 Stabilized Multifamily Units:
◦Market Rate: The Company has 1,230 units expected to complete construction by YE-24, expected to add approximately $22 million in Est. Annual NOI once stabilized. Leasing has begun at 563 units that have been delivered, of which 55% have been leased.
◦Vintage: The Vintage affordable housing platform has 1,604 multifamily units under development, which upon completion will add $8 million to Estimated Annual NOI and grow the Vintage platform to approximately 12,000 stabilized units.
•44% Growth in Investment Management Fees in Q4-23:
◦Investment Management fees grew by 44% to $16 million in Q4-23 (vs Q4-22), and by 38% to $62 million in FY-23 (vs. FY-22).
•Fee-Bearing Capital Grew to a Record $8.4 billion in Q4-23:
◦In addition to the $8.4 billion in Fee-Bearing Capital, the Company has approximately $5.2 billion in incremental non-discretionary capital with certain strategic partners that is currently available for investment.
•Debt Investment Platform Grew By 148% to $6.6 Billion in 2023:
◦Debt Platform grew to $6.6 billion in loans (including $4.9 billion in outstanding loans and $1.8 billion of future funding commitments) in which the Company has an average ownership interest of 5%. The Debt Platform totals $4.6 billion of Fee-Bearing Capital at quarter-end.
◦In Q4-23, originated $220 million in new construction loans, completed $281 million in additional fundings on existing loans, and realized $84 million in repayments, increasing the Debt Platform by 4% in Q4-23.
◦Raised $2 billion in new platform capital, increasing capital available for new originations to approximately $4 billion.

Investment Activity

•$133 million in Gross New Investments in Q4 ($27 million at share):
◦Co-Investment Acquisitions: Completed $133 million in gross real estate acquisitions, including $131 million invested in two industrial assets. In total, the Company had a 20% ownership interest in its Q4-23 acquisitions.
•$289 million of Gross Dispositions and Loan Repayments in Q4 ($148 million at share):
◦Consolidated Portfolio Completes $125 million of Non-Core Dispositions:
◦Sold one UK office asset and six U.S. and EU retail assets for $125 million. These wholly-owned asset sales generated $83 million of cash to KW.
◦Co-Investment Portfolio Completes $156 million of Dispositions and Repayments: Sold $72 million of real estate investments and realized loan repayments of $84 million in its Debt Investment Platform. KW's average ownership interest in these assets was 13%.

Balance Sheet and Liquidity
•Cash and Line of Credit Availability: As of December 31, 2023, Kennedy Wilson had cash and cash equivalents of $314 million(1) and $150 million drawn on its $500 million revolving credit facility.
•Debt Profile: Kennedy Wilson's share of debt had a weighted average effective interest rate of 4.4% per annum and a weighted-average maturity of 5.3 years as of December 31, 2023. Approximately 99% of the Company's share of debt is either fixed (73%) or hedged with interest rate derivatives (26%).
•Interest Rate Hedging Strategy: The Company hedges its floating rate exposure through the use of interest rate caps and swaps. The Company's interest rate hedges have a weighted-average maturity of 1.6 years as of December 31, 2023. The Company received $13 million in Q4-23 and $38 million FY-23 in payments from its interest rate derivative contracts which are not reflected as an off-set to its share of interest expense.
•Foreign Currency Hedging Strategy: Kennedy Wilson hedges its exposure to foreign currency fluctuations by borrowing in the currency in which it invests and using foreign currency hedging instruments. As of December 31, 2023, the Company has hedged approximately 96% of the carrying value of its foreign currency investments, using local currency debt as well as hedging instruments with a weighted-average term of 2.0 years.
•Share Repurchase Program: In Q4-23, the Company repurchased 0.7 million shares at a weighted- average price of $11.15. The Company has approximately $125 million remaining on its $500 million share repurchase authorization.
•2023 Dividend Taxability: The Company's 2023 dividend distributions were characterized as 100.00% non-taxable return of capital. Please refer to kennedywilson.com for further information.
Subsequent Events
The Company sold a wholly-owned retail asset in the UK and is under separate contracts to sell one wholly-owned Irish hotel asset, one wholly-owned office asset in the Pacific Northwest, and one wholly-owned retail asset in the UK, for a total sale price of approximately $340 million. If completed, these sales will generate cash to KW of $240 million (after debt repayments of $90 million) and total expected GAAP gains on sale in excess of $100 million.

The Company's debt investment platform has closed $55 million in new originations and has a pipeline of new transactions under non-binding term sheets totaling $1.3 billion. KW expects to have a 2.5% interest in these debt investments.
There can be no assurance that the Company will close the sales under contract as described above or the described originations under non-binding term sheets in part or at all.
The Company drew an additional $75 million on its revolving credit facility.

Footnotes
(1) Represents consolidated cash and includes $70 million of restricted cash, which is included in cash and cash equivalents and primarily relates to lender reserves associated with consolidated mortgages that we hold on properties. These reserves typically relate to interest, tax, insurance and future capital expenditures at the properties. Additionally, we are subject to withholding taxes to the extent we repatriate cash from certain of our foreign subsidiaries. Under the KWE Notes covenants we have to maintain certain interest coverage and leverage ratios to remain in compliance (see "Indebtedness and Related Covenants" for more detail on KWE Notes in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 2, 2023). Due to these covenants, we evaluate the tax and covenant implications before we distribute cash, which could impact the availability of funds at the corporate level. The Company's share of cash, including unconsolidated joint-ventures, totals $403 million.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 9:00 a.m. PT/ 12:00 p.m. ET on Thursday, February 22. The direct dial-in number for the conference call is (844) 340-4761 for U.S. callers and (412) 717-9616 for international callers.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers. The passcode for the replay is 3814270.
The webcast will be available at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=hoiuq1cu. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate through our balance sheet and through our investment management platform in the United States, United Kingdom, and Ireland. We primarily focus on multifamily and office properties as well as industrial and debt investments in our investment management business. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2023	2022
Assets
Cash and cash equivalents	$313.7	$439.3
Accounts receivable, net	57.3	40.8
Real estate and acquired in place lease values (net of accumulated depreciation and amortization of $957.8 and $882.2)	4,837.3	5,188.1
Unconsolidated investments (including $1,927.0 and $2,093.7 at fair value)	2,069.1	2,238.1
Other assets	187.5	216.1
Loan purchases and originations, net	247.2	149.4
Total assets	$7,712.1	$8,271.8

Liabilities
Accounts payable	$17.9	$16.2
Accrued expenses and other liabilities (including $234.4 and $303.7 of deferred-tax liabilities)	597.8	658.2
Mortgage debt	2,840.9	3,018.0
KW unsecured debt	1,934.3	2,062.6
KWE unsecured bonds	522.8	506.4
Total liabilities	5,913.7	6,261.4
Equity
Cumulative perpetual preferred stock	789.9	592.5
Common stock	—	—
Additional paid-in capital	1,718.6	1,679.5
Retained (deficit) earnings	(349.0)	122.1
Accumulated other comprehensive loss	(404.4)	(430.1)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,755.1	1,964.0
Noncontrolling interests	43.3	46.4
Total equity	1,798.4	2,010.4
Total liabilities and equity	$7,712.1	$8,271.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue
Rental	$99.7	$110.5	$415.3	$434.9
Hotel	14.4	13.7	57.1	46.9
Investment management fees	16.3	11.3	61.9	44.8
Property services fees	0.6	0.4	2.2	1.7
Loans and other	9.1	3.7	26.1	11.7
Total revenue	140.1	139.6	562.6	540.0

(Loss) income from unconsolidated investments
Principal co-investments	(155.1)	51.6	(188.5)	199.5
Performance allocations	(28.0)	(21.6)	(64.3)	(21.1)
Total (loss) income from unconsolidated investments	(183.1)	30.0	(252.8)	178.4

(Loss) gain on sale of real estate, net	(11.0)	52.9	127.6	103.7

Expenses
Rental	38.9	40.5	152.6	151.2
Hotel	10.5	9.0	37.9	29.5
Compensation and related (including $12.8, $7.3, $34.5, $29.0 of share-based compensation	40.7	36.6	139.4	140.3
Performance allocation compensation	(9.6)	(7.5)	(15.1)	(4.3)
General and administrative	10.2	10.7	35.7	37.2
Depreciation and amortization	39.5	40.2	157.8	172.9
Total expenses	130.2	129.5	508.3	526.8
Interest expense	(66.7)	(60.0)	(259.2)	(220.8)
Gain (loss) on early extinguishment of debt, net	—	29.9	(1.6)	27.5
Other (loss) income	(27.0)	(10.0)	(5.0)	36.1
(Loss) income before provision for income taxes	(277.9)	52.9	(336.7)	138.1
Benefit from (provision for) income taxes	42.0	(13.7)	55.3	(36.2)
Net (loss) income	(235.9)	39.2	(281.4)	101.9
Net (income) loss attributable to noncontrolling interests	(1.0)	(8.7)	(22.4)	(8.2)
Preferred dividends	(10.9)	(7.9)	(38.0)	(28.9)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(247.8)	$22.6	$(341.8)	$64.8
Basic (loss) earnings per share
(Loss) earnings per share	$(1.78)	$0.17	$(2.46)	$0.47
Weighted average shares outstanding	139,034,415	137,110,908	138,930,517	136,900,875
Diluted (loss) earnings per share
(Loss) earnings per share	$(1.78)	$0.16	$(2.46)	$0.47
Weighted average shares outstanding	139,034,415	137,436,886	138,930,517	138,567,534
Dividends declared per common share	$0.24	$0.24	$0.96	$0.96

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(247.8)	$22.6	$(341.8)	$64.8
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	96.3	76.2	355.9	278.0
(Gain) loss on early extinguishment of debt	—	(21.8)	1.6	(19.4)
Depreciation and amortization	39.1	39.5	156.0	171.1
(Benefit from) provision for income taxes	(40.7)	15.4	(54.4)	39.1
Preferred dividends	10.9	7.9	38.0	28.9
Share-based compensation(2)	12.8	7.3	34.5	29.0
Adjusted EBITDA	$(129.4)	$147.1	$189.8	$591.5
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.
(2) Q4-23 includes $5.5 million related to one-time termination related costs.

Adjusted Net Income
(Unaudited)
(Dollars in millions, except share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s Pro-Rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(247.8)	$22.6	$(341.8)	$64.8
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	39.1	39.5	156.0	171.1
Share-based compensation(2)	12.8	7.3	34.5	29.0
Adjusted Net (Loss) Income	$(195.9)	$69.4	$(151.3)	$264.9

Weighted average shares outstanding for diluted	139,034,415	137,436,886	138,930,517	138,567,534
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.
(2) Q4-23 includes $5.5 million related to one-time termination related costs.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2022, and Item 1A. "Risk Factors" section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “Adjusted EBITDA” represents net income before interest expense, loss on early extinguishment of debt, our share of interest expense included in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, provision for income taxes, our share of taxes included in unconsolidated investments, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·    “Adjusted Fees’’ refers to Kennedy Wilson’s gross investment management and property services fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, and performance fees included in unconsolidated investments. Our management uses Adjusted fees to analyze our investment management business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management and property services fees and makes the Company comparable to other real estate companies that provide investment management but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·  “Adjusted Net Income (Loss)” represents net income (loss) before depreciation and amortization, our share of depreciation and amortization included in unconsolidated investments, share-based compensation and excluding net income attributable to noncontrolling interests, before depreciation and amortization and preferred dividends.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
· “Annual Return on Loans” is a metric that applies to our real estate debt business that represents the sum of annual interest income, transaction fees and the payback of principal for discounted loan purchases, amortized over the life of the loans and divided by the principal balances of the loans.
· “Baseline EBITDA” represents total consolidated revenues, total consolidated rental and hotel expenses, and KW’s share of net operating income from its unconsolidated investments, excluding share-based compensation and net of non-controlling interest.

·  “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable). The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. For assets wholly-owned and fully occupied by KW, the Company provides an estimated NOI for valuation purposes of $4.3 million, which includes an assumption for applicable market rents. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2023, the NOI represents estimated Year 1 NOI from our original underwriting. Estimated year 1 NOI for properties purchased in 2023 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period. Please also see the definition of "Net operating income" below. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.

·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or performance allocations, if applicable.

·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·    "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·    "Performance allocations" relates to allocations to the Company of Kennedy Wilson's co-investments it invests in and manages based on the cumulative performance of the fund or investment vehicle, as applicable, and are subject to preferred return thresholds of the limited partners.
·  "Performance allocation compensation" - the compensation committee of the Company’s board of directors approved and reserved between twenty percent (20%) and thirty-five percent (35%) of any performance allocation earned by certain commingled funds and separate account investments to be allocated to certain non-NEO employees of the Company.
·    "Principal co-investments" consists of the Company’s share of income or loss earned on investments in which the Company can exercise significant influence but does not have control. Income from unconsolidated investments includes income from ordinary course operations of the underlying investment, gains on sale, fair value gains and losses
·    "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·    "Real Estate Assets Under Management" ("AUM") generally refers to the properties and other assets with respect to which the Company provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. AUM is principally intended to reflect the extent of the Company's presence in the real estate market, not the basis for determining management fees. AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly-owned by the Company or held by joint ventures and other entities in which its sponsored funds or investment vehicles and client accounts have invested. The estimated value of development properties is included at estimated completion cost. The accuracy of estimating fair value for investments cannot be determined with precision and cannot be substantiated by comparison to quoted prices in active markets and may not be realized in a current sale or immediate settlement of the asset or liability (particularly given the ongoing macroeconomic conditions such as, but not limited to, recent adverse developments affecting regional banks and other financial institutions, high inflation and central banks raising interest rates to curtail high inflation continue to fuel recessionary fears). Additionally, there are inherent uncertainties in any fair value measurement technique, and changes in the underlying assumptions used, including capitalization rates, discount rates, liquidity risks, and estimates of future cash flows could significantly affect the fair value measurement amounts. All valuations of real estate involve subjective judgments.

·     “Same property” refers to stabilized consolidated and unconsolidated properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared. This analysis excludes properties that during the comparable periods (i) were acquired, (ii) were sold, (iii) are either under development or undergoing lease up or major repositioning as part of the Company’s asset management strategy, (iv) were investments in which the Company holds a minority ownership position, and (v) certain non-recurring income and expenses. The analysis only includes Office, Multifamily and Hotel properties, where applicable. To derive an appropriate measure of operating performance across the comparable periods, the Company removes the effects of foreign currency exchange rate movements by using the reported period-end exchange rate to translate from local currency into the U.S. dollar, for both periods. Amounts are calculated using Kennedy Wilson’s ownership share in the Company’s consolidated and unconsolidated properties. Management evaluates the performance of the operating properties the Company owns and manages using a “same property” analysis because the population of properties in this analysis is consistent from period to period, which allows management and investors to analyze (i) the Company’s ongoing business operations and (ii) the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates and operating costs. Same property metrics are widely recognized measures in the real estate industry, however, other publicly-traded real estate companies may not calculate and report same property results in the same manner as the Company. Please also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures and Reconciliations” for a reconciliation of “same property” results to the most comparable measure reported under GAAP.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2023	December 31, 2022

Market Data
Common stock price per share	$12.38	$15.73
Common stock and convertible preferred stock
Common stock shares outstanding	138,727,521	137,790,768
Shares of common stock underlying convertible perpetual preferred stock(1)(2)(3)	37,468,568	25,091,671
Total Common stock outstanding and underlying convertible preferred stock	176,196,089	162,882,439

Equity Market Capitalization	$2,181.3	$2,562.1

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt	5,538.8	5,351.5
Senior notes payable	1,800.0	1,800.0
Kennedy Wilson Europe bonds	524.3	508.4
Credit Facility	150.4	282.0
Total Kennedy Wilson's share of debt	8,013.5	7,941.9
Total Capitalization	$10,194.8	$10,504.0
Less: Kennedy Wilson's share of cash	(403.0)	(519.5)
Total Enterprise Value	$9,791.8	$9,984.5
(1) Assumes conversion of $300 million of our Series A convertible perpetual preferred stock based on current conversion price of $25.00 per share. The Series A preferred stock is callable by Kennedy Wilson on and after October 15, 2025.
(2) Assumes exercise of warrants based on current conversion price of $23.00 per share, which were issued along with $300 million Series B perpetual preferred. The Series B preferred stock is callable by Kennedy Wilson at any time.
(3) Assumes exercise of warrants based on current conversion price of $16.21 per share, which were issued along with $200 million Series C perpetual preferred stock. The Series C preferred stock is callable by Kennedy Wilson at any time.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of December 31, 2023
(Unaudited, Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2023.

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)	Page #
Income Producing Assets
1	Multifamily(2)	33,820 units	93.8%	$269.6	22
2	Office	8.9 million square feet	91.6%	135.8	23
3	Industrial	11.2 million square feet	98.7%	17.0	24
4	Retail	3.0 million square feet	92.2%	23.9	25
5	Hotel	1 hotel / 265 hotel rooms	N/A	21.0	26
6	Loan Investments	101 loan investments KW Loan Balance of $263 million	N/A	24.6	26
	Total Estimated Annual NOI			$491.9

Lease-up, Development, and Non-income Producing Assets				KW Gross Asset Value
7	Lease-up Portfolio(3)(4)	758 multifamily units 1.6 million office sq. ft. 0.2 million industrial sq. ft. One five-star resort	24.5%	$962.4	27
8	Development Projects(3)(4)	3,066 multifamily units 0.4 million office sq. ft.	N/A	809.3	28
9	Residential, and other(3)	12 investments	N/A	211.9	26
	Total KW Gross Asset Value			$1,983.6

Investment Management			Fee-Bearing Capital	Total
10	Investment Management	Asset management fees (T-12)(5)	$8,400	$52.2	32
11	Investment Management	Accrued performance allocations receivable, net		54.5

Net Debt, Hedges, and Share Count				Total
12	KW Share of Debt	Secured and Unsecured Debt		$8,013.5
13	KW Share of Cash	Cash		(403.0)
	Total Net Debt			$7,610.5	30

14	KW Share of Interest Rate and Currency Hedging Contracts(6)	Corporate and Property Level		23.9

	Total Common stock outstanding and underlying convertible preferred stock			176,196,089
(1) Based on weighted-average ownership figures held by KW.
(2) Includes 10,367 affordable units the Company owns through its Vintage Housing Holdings platform. Kennedy Wilson's equity investment in Vintage Housing Holdings has a fair value of $285.9 million as of December 31, 2023.
(3) See additional detail related to Lease-up, Development, and Non-income Producing Assets, as of December 31, 2023. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account (GAV-share of debt)
Lease-up - Multifamily and Commercial	$962.4	$322.2	$640.2
Development - Multifamily, Commercial, and Hotel	809.3	330.5	478.8
Residential and other	211.9	24.8	187.1
Lease-up, Development, and Non-income Producing Assets	$1,983.6	$677.5	$1,306.1
(4) Includes $125.5 million of gross asset value related to development that the Company owns through its investment in Vintage Housing Holdings as of December 31, 2023.
(5) Annual figures are representative of the trailing 12 months and are not indicators of the actual results that the Company will or expects to realize in any period.
(6) Includes $5.7 million included within net Other Assets and $18.2 million within Unconsolidated investments on the Company's Consolidated Balance Sheet.

Kennedy-Wilson Holdings, Inc.
Stabilized Portfolio
As of December 31, 2023
(Unaudited, Dollars in millions)
The following information reflects Kennedy Wilson's Pro-Rata share of Estimated Annual NOI (from income-producing assets) by geography and property type, as of December 31, 2023, of which 57% is derived from consolidated assets.

	Pacific Northwest	Southern California	Northern California	Mountain West	Other U.S.	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$50.7	$26.5	$21.3	$91.1	$—	$—	$31.1	$—	$—	$220.7
Multifamily - Affordable	32.0	4.4	3.3	9.2	—	—	—	—	—	48.9
Office	8.3	14.9	9.1	2.5	—	58.3	35.5	7.2	—	135.8
Industrial	—	—	0.9	1.7	—	12.6	1.5	—	0.3	17.0
Retail	—	0.8	—	0.8	—	9.9	6.2	—	6.2	23.9
Hotels	—	—	—	—	—	—	21.0	—	—	21.0
Loans	1.0	7.0	4.5	2.5	8.3	1.3	—	—	—	24.6
Total Estimated Annual NOI	$92.0	$53.6	$39.1	$107.8	$8.3	$82.1	$95.3	$7.2	$6.5	$491.9

Kennedy-Wilson Holdings, Inc.
Segment Investment Summary
As of December 31, 2023
(Unaudited)
(Dollars in millions, except Fee-Bearing Capital)
The following summarizes Kennedy Wilson's income-producing portfolio by segment. Excluded below are lease-up, development, and residential and other investments.

Stabilized Portfolio
KW Segment	Description	Balance Sheet Classification	Multifamily Units	Commercial Rentable Sq. Ft.	Hotels	Loan Investments	KW Share of Est. Annual NOI	Fee-Bearing Capital(1) ($bn)	KW Gross Asset Value	Ownership(2)
1) Consolidated	Consists primarily of wholly-owned real estate investments	Consolidated	9,230	5.0	1	—	$280.3	$—	$4,941.2	97%

2) Co-investment Portfolio:
~50% owned	Consists primarily of 50/50 investments with partners and our Vintage Housing joint-venture	Unconsolidated	19,820	1.0	—	—	150.2	1.2	2,795.2	49%
Minority-held	Includes fund investments, loans, and other minority-held investments	Unconsolidated	4,770	17.1	—	101	61.4	7.2	946.4	9%
Co-investment Portfolio			24,590	18.1	—	101	$211.6	$8.4	$3,741.6	22%

Total Stabilized Portfolio			33,820	23.1	1	101	$491.9	$8.4	$8,682.8	39%
(1) Includes Fee-Bearing Capital related to lease-up, development, and non-income producing assets.
(2) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Portfolio
As of December 31, 2023
(Unaudited)
(Dollars in millions, except average rents per unit)

		Consolidated	Co-Investment (Unconsolidated)
Multifamily	# of Assets	Market-Rate Units	Market-Rate Units	VHH Affordable Units(5)	Total # of Units	Market-Rate Occupancy (Asset Level)	Market-Rate Occupancy (KW Share)	VHH Affordable Occupancy	Total Occupancy (KW Share)	Average Rents(1)(2)(3)	KW Share of Estimated Annual NOI(4)
Mountain West	45	5,712	4,210	2,425	12,347	94.1%	94.1%	94.2%	94.0%	$1,601	$100.3
Pacific Northwest	53	1,544	3,999	6,562	12,105	94.2	93.1	95.0	94.0	2,059	82.7
Southern California	13	846	2,131	704	3,681	93.7	93.3	97.5	93.9	2,270	30.9
Northern California	9	1,128	1,357	676	3,161	93.6	91.0	97.7	92.0	2,174	24.6
Total Western U.S.	120	9,230	11,697	10,367	31,294	94.0%	93.4%	95.0%	93.8%	$1,851	$238.5
Ireland(4)	10	—	2,526	—	2,526	97.4	97.4	—	97.4	2,683	31.1
Total Stabilized	130	9,230	14,223	10,367	33,820	94.3%	93.8%	95.0%	94.1%	$1,924	$269.6

Lease-up Assets	2	—	758	—	758	See page 27 for more information
Development Projects	17	962	500	1,604	3,066	See page 28 for more information
Total	19	962	1,258	1,604	3,824

Total Multifamily	149	10,192	15,481	11,971	37,644
(1) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $1,411 per month, including $1,255, $1,437, $1,700, and $1,392 for Mountain West, Pacific Northwest, Southern California and Northern California, respectively.
(3) Excludes 642 units related to investment in Langdon Park Capital.
(4) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.
(5) The Company has a 45% economic ownership interest in its Vintage Housing affordable portfolio.

Kennedy-Wilson Holdings, Inc.
Office Portfolio
As of December 31, 2023
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Consolidated	Co-Investment (Unconsolidated)
Office	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI(2)
Pacific Northwest	3	0.2	0.6	0.8	98.5%	99.6%	$28.5	$8.3
Southern California(2)	6	0.5	0.9	1.4	78.0	82.7	50.3	14.9
Northern California	5	0.3	1.2	1.5	89.7	86.6	36.9	9.1
Mountain West	5	—	1.7	1.7	86.5	86.8	20.5	2.5
Total Western U.S.	19	1.0	4.4	5.4	86.8%	87.4%	38.5	34.8
United Kingdom(3)	9	1.3	0.5	1.8	89.3	91.0	43.8	58.3
Ireland(3)(4)	9	0.6	0.5	1.1	95.3	94.6	49.3	35.5
Italy(3)	6	0.6	—	0.6	100.0	100.0	13.8	7.2
Total Europe(3)	24	2.5	1.0	3.5	93.0%	93.8%	38.9	101.0

Total Stabilized	43	3.5	5.4	8.9	89.2%	91.6%	$38.8	$135.8

Lease-up Assets	8	0.9	0.7	1.6	See page 27 for more information
Development Projects	4	—	0.4	0.4	See page 28 for more information
Total	12	0.9	1.1	2.0

Total Office	55	4.4	6.5	10.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2023 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Includes our corporate headquarters wholly-owned by KW comprising 58,000 sq. ft., 100% occupancy, and $3.0 million in Estimated Annual NOI.
(3) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.
(4) Includes our Irish headquarters wholly-owned by KW comprising 16,000 sq. ft., 100% occupancy, and $1.3 million in Estimated Annual NOI.

Kennedy-Wilson Holdings, Inc.
Industrial Portfolio
As of December 31, 2023
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Co-Investment (Unconsolidated)
Industrial	# of Assets	Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI
Mountain West	5	1.0	100.0%	100.0%	$10.9	$1.7
Northern California	2	1.0	100.0	100.0	4.9	0.9
Total Western U.S.	7	2.0	100.0%	100.0%	7.6	2.6
United Kingdom(2)	78	8.2	97.4	98.5	8.8	12.6
Ireland(2)	21	0.8	97.4	97.2	9.9	1.5
Spain(2)	3	0.2	100.0	100.0	5.5	0.3
Total Europe(2)	102	9.2	97.5%	98.4%	8.8	14.4

Total Stabilized	109	11.2	97.9%	98.7%	$8.6	$17.0

Lease-up Assets	2	0.2	See page 27 for more information
Development Projects	4	TBD	See page 28 for more information
Total	6	0.2

Total Industrial	115	11.4
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2023 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Retail Portfolio
As of December 31, 2023
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

		Consolidated	Co-Investment (Unconsolidated)
Retail	# of Assets	Rentable Sq. Ft.	Rentable Sq. Ft.	Total Rentable Sq. Ft.	Occupancy (Asset Level)	Occupancy (KW Share)	Average Annual Rent per sq ft(1)	Kennedy Wilson's Share of Estimated Annual NOI
Southern California	3	—	0.9	0.9	98.3%	96.9%	$55.4	$0.8
Mountain West	1	—	0.5	0.5	89.5	89.5	18.2	0.8
Total Western U.S.	4	—	1.4	1.4	90.1%	90.7%	18.4	1.6
United Kingdom(2)	7	1.0	0.1	1.1	94.0	93.1	16.1	9.9
Ireland(2)	1	0.2	—	0.2	87.2	87.2	47.7	6.2
Spain(2)	1	0.3	—	0.3	92.9	92.9	23.3	6.2
Total Europe(2)	9	1.5	0.1	1.6	93.1%	92.3%	21.7	22.3

Total Retail	13	1.5	1.5	3.0	92.4%	92.2%	$21.9	$23.9
(1) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2023 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(2) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Portfolio
As of December 31, 2023
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(1)	Kennedy Wilson's Share of Estimated Annual NOI
Ireland(2)	1	265	$472.0	$21.0
Total Hotel	1	265	$472.0	$21.0

Lease-up	1	150	See page 27 for more information
Total Hotel	2	415
(1) Average Daily Rate data is based on the most recent 12 months.
(2) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.

Loan Investments	# of Loans	Average Interest Rate (KW Share)	Loan Balance (KW Share)	Kennedy Wilson's Share of Annual Interest Income
Southern California	21	9.7%	$72.4	$7.0
Northern California	17	9.0%	49.7	4.5
Mountain West	16	8.5%	29.2	2.5
Pacific Northwest	7	4.6%	22.8	1.0
Other U.S.	36	10.8%	76.9	8.3
Total Western U.S.	97	9.3%	251.0	$23.3
United Kingdom(1)	4	10.9%	12.0	1.3
Total Loan Investments	101	9.4%	263	$24.6
(1) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to Loan Balance and Annual Interest Income.

Residential and Other	# of Investments	Total Acres	KW Gross Asset Value
Southern California	1	527	$13.8
Hawaii	1	542	149.2
Total Western U.S.	2	1,069	163.0
United Kingdom(1)	1	1	4.2
Total Residential	3	1,070	$167.2

Other Investments	9	—	44.7
Total Residential and Other	12	1,070	$211.9
(1) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Lease-up Portfolio
As of December 31, 2023
(Unaudited)
(Dollars in millions)
Lease-up Portfolio
This section includes the Company's assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete lease-up assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	MF Units	Hotel Rooms	Leased %	KW Share Est Stabilized NOI	KW Est. Costs to Complete(1)	KW Gross Asset Value
2024
Coopers Cross	Ireland(2)	Multifamily	50%	1	—	471	—	33%	$6.3	$1.3	$128.2
Grange	Ireland(2)	Multifamily	50%	1	—	287	—	54	3.5	1.4	81.7
The Heights Building 4	United Kingdom(2)	Office	51%	1	80,000	—	—	43	1.8	—	24.7
Stockley Park	United Kingdom(2)	Office	100%	1	54,000	—	—	—	2.3	—	36.9
	2024 Subtotal			4	134,000			38%	$13.9	$2.7	$271.5
2025
Kona Village	Hawaii	Hotel	50%	1	—	—	150	—%	$22.0	$2.1	$368.8
90 East Buildings C and D	Pacific Northwest	Office	50%	1	410,000	—	—	—	7.4	19.4	112.6
Hamilton Landing H4 & H7	Northern California	Office	100%	1	118,000	—	—	34	2.8	6.7	35.0
	2025 Subtotal			3	528,000			8%	$32.2	$28.2	$516.4

	Total Lease-Up			7	662,000			24%	$46.1	$30.9	$787.9
Note: The table above excludes minority-held investments and three wholly-owned assets where the scope is still being explored, totaling 1.1 million commercial sq. ft., and KW Gross Asset Value of $174.4 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2023. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.
(2) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of December 31, 2023
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are shown at Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units	KW Share Est. Stabilized NOI	KW Est. Total Cost(1)	Est. Yield on Cost	KW Costs Incurred(2)	KW Est. Costs to Complete(2)
38° North Phase II	Nor. California	Multifamily	Under Construction	100%	2024	2024	—	172	4	73	6%	63	10
Dovetail	Mountain West	Multifamily	Under Construction	90%	2024	2024	—	240	4	56	6%	53	3
Oxbow	Mountain West	Multifamily	Under Construction	51%	2024	2024	—	268	3	42	6%	39	3
38° North Phase III	Nor. California	Multifamily	Under Construction	100%	2024	2024	—	30	1	13	6%	8	5
Two10	Pacific Northwest	Multifamily	Under Construction	90%	2024	2025	—	210	3	63	5%	48	15
The Cornerstone	Ireland(3)	Mixed-Use	Under Construction	50%	2024	2025	20,000	232	3	71	5%	59	12
Coopers Cross	Ireland(3)	Office	Under Construction	50%	2024	2025	395,000	—	12	175	7%	160	15
University Glen Phase II	So. California	Multifamily	Under Construction	100%	2024	2025	—	310	7	120	6%	88	32
Gateway @ The Oaks	So. California	Multifamily	In Planning	100%	TBD	TBD	—	TBD	TBD	TBD	TBD	12	TBD
Bend	Pacific Northwest	Multifamily	In Planning	43%	TBD	TBD	—	TBD	TBD	TBD	TBD	20	TBD
							415,000	1,462	$37	$613	6%	$550	$95
Note: The table above excludes minority-held development projects and three development projects where the scope is still being explored, totaling KW Gross Asset Value of $134 million.
(1)    Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2023. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund $24 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.
(2) Includes land costs.
(3) Estimated foreign exchange rates are €1.00 = $1.10 USD and £1.00 = $1.27 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Development Projects
As of December 31, 2023
(Unaudited)
(Dollars in millions)
Vintage Housing Holdings - Development Projects
This section includes the Company's lease-up assets and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 45% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceeds from the sale of tax credits. The scope of these projects may change. There is no certainty the lease-up assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis	Leased %
University Glen	Southern California	Under Construction	2024	2025	170	1.2	0.9	—	—
Spanish Springs	Mountain West	Under Construction	2024	2025	257	0.3	0.9	—	—
Washington Station	Mountain West	Under Construction	2025	2025	205	0.6	0.7	—	—
Beacon Hill	Pacific Northwest	Under Construction	2025	2025	272	3.0	1.7	2.3	—
Lockwood	Southern California	Under Construction	2025	2025	341	0.5	2.3	0.5	—
Redfield	Mountain West	Under Construction	2025	2025	223	1.7	0.9	—	—
Folsom	Northern California	In Planning	2025	2025	136	3.7	0.6	3.7	—
					1,604	$11.0	$8.0	$6.5
Note: KW Gross Asset Value related to the above Vintage development projects is $125.5 million as of December 31, 2023.
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
As of December 31, 2023
(Unaudited)
(Dollars in millions)

	Consolidated @ KW Share			Unconsolidated
Maturity (5)	Secured(1)	Europe Unsecured Bonds(2)	KW Unsecured Debt(3)	Unconsolidated Secured	Vintage Housing		KW Share
2024	$150.0	$—	—	$175.6	$19.2	(6)	$344.8
2025	201.6	524.3	150.4	376.7	16.0	(7)	1,269.0
2026	612.6	—	—	455.9	34.1		1,102.6
2027	411.3	—	—	404.6	5.2		821.1
2028	341.5	—	—	159.5	17.3		518.3
2029	184.5	—	600.0	309.3	18.2		1,112.0
2030	197.6	—	600.0	18.7	27.3		843.6
2031	517.8	—	600.0	108.1	6.3		1,232.2
2032	40.1	—	—	67.8	6.1		114.0
2033	77.8	—	—	52.0	67.9		197.7
Thereafter	44.3	—	—	—	413.9		458.2
Total	$2,779.1	$524.3	$1,950.4	$2,128.2	$631.5		$8,013.5

Cash	(135.6)	(43.1)	(129.5)	(75.0)	(19.8)		(403.0)
Net Debt	$2,643.5	$481.2	$1,820.9	$2,053.2	$611.7		$7,610.5

Effective Interest Rate(4)	4.2%	3.3%	4.9%	4.4%	4.7%		4.4%
Years to Maturity(5)	4.7	1.9	5.8	3.6	14.7		5.3
(1) Excludes $13.7 million of unamortized loan fees and unamortized net discount of $1.0 million, as of December 31, 2023.
(2) Excludes $0.5 million of unamortized loan fees and unamortized net discount of $1.0 million, as of December 31, 2023.
(3) Excludes $19.2 million of unamortized loan fees and unamortized net premium of $3.1 million, as of December 31, 2023.
(4) Includes the effect of interest rate hedges.
(5) Reflects contractual maturity dates, including the effects of extension options.
(6) $12.4 million of Vintage Housing maturities in 2024 are expected to be paid off using tax credit equity.
(7) $11.1 million of Vintage Housing maturities in 2025 are expected to be paid off using tax credit equity.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
As of December 31, 2023
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's share of consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt
	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$3,518.2	$1,931.0	$89.6	$5,538.8
Kennedy Wilson Europe Unsecured Bonds	524.3	—	—	524.3
KW Unsecured Debt	1,800.0	150.4	—	1,950.4
Total	$5,842.5	$2,081.4	$89.6	$8,013.5
% of Total Debt	73%	26%	1%	100%

	KW Share of Secured Investment Debt
	Multifamily	Office	Retail	Industrial	Hotels	Residential and Other	Total	% of KW Share
Pacific Northwest	$1,040.9	$107.0	$3.3	$—	$—	$—	$1,151.2	21%
Southern California	341.2	133.4	4.3	—	—	—	478.9	9%
Northern California	378.4	85.6	—	9.6	—	—	473.6	9%
Mountain West	1,278.4	20.9	5.6	28.0	—	—	1,332.9	23%
Hawaii	—	—	—	—	125.0	24.8	149.8	3%
Total Western U.S.	$3,038.9	$346.9	$13.2	$37.6	$125.0	$24.8	$3,586.4	65%

United Kingdom	$—	$560.4	$28.2	$177.0	$—	$—	$765.6	14%
Ireland	596.0	488.0	50.9	10.2	—	—	1,145.1	20%
Spain	—	—	37.7	4.0	—	—	41.7	1%
Total Europe	$596.0	$1,048.4	$116.8	$191.2	$—	$—	$1,952.4	35%

Total	$3,634.9	$1,395.3	$130.0	$228.8	$125.0	$24.8	$5,538.8	100%
% of Total Debt	67%	25%	2%	4%	2%	—%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $25 billion in Real Estate AUM(1) as of December 31, 2023.

Adjusted Fees - Detail
	Q4		Full Year
Fee Description	2023	2022	2023	2022
Investment Management — Base	$14.3	$11.4	$52.3	$44.3
Investment Management — Origination / Acquisition/Disposition	2.1	—	9.9	0.9
Investment Management - Performance Allocations:
Unrealized	(28.0)	(21.6)	(64.3)	(27.0)
Realized	—	—	—	6.8
Amounts reclassified from Unrealized to Realized	—	—	—	(0.9)
Total - Investment Management — Performance Allocations	(28.0)	(21.6)	(64.3)	(21.1)
Property Services	0.6	0.4	2.2	1.7
Total Adjusted Fees(2)	$(11.0)	$(9.8)	$0.1	$25.8
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Three Months Ended December 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Market Rate Portfolio
Region:
Mountain West	7,752	94.2%	92.8%	1.5%	$32.4	$31.4	3.2%	$10.5	$10.0	4.7%	$21.9	$21.4	2.4%
Pacific Northwest	4,195	93.0	92.9	0.2	18.7	18.2	2.3	6.9	6.5	5.8	11.8	11.7	0.4
Southern California	1,898	94.5	94.3	0.2	9.6	9.1	5.6	3.7	3.4	7.6	6.0	5.7	4.4
Northern California	1,670	91.5	91.8	(0.4)	8.9	8.4	5.2	3.8	3.5	7.8	5.1	4.9	3.3
Western U.S.	15,515	93.6%	92.9%	0.8%	$69.6	$67.1	3.5%	$24.9	$23.4	5.9%	$44.8	$43.7	2.3%
Ireland	2,490	98.5	99.0	(0.5)	9.3	9.1	1.9	2.1	2.0	6.3	7.1	7.1	0.7
Market Rate Total	18,005	94.1%	93.4%	0.7%	$78.9	$76.2	3.3%	$27.0	$25.4	5.9%	$51.9	$50.8	2.0%

Affordable Portfolio
Region:
Pacific Northwest	5,977	94.5%	96.9%	(2.5)%	$10.8	$9.9	9.5%	$3.8	$3.3	15.0%	$7.0	$6.6	6.7%
Mountain West	1,800	95.4	96.3	(0.9)	2.7	2.4	10.7	0.9	0.8	11.9	1.8	1.6	10.0
Southern California	704	97.2	98.2	(1.1)	1.5	1.4	6.0	0.4	0.4	15.8	1.1	1.1	2.7
Northern California	676	97.6	97.9	(0.2)	1.3	1.1	11.6	0.4	0.4	9.9	0.8	0.7	12.5
Affordable Total	9,157	95.1%	97.0%	(1.9)%	$16.3	$14.8	9.5%	$5.5	$4.9	14.1%	$10.7	$10.0	7.3%

Total	27,162	94.3%	94.3%	0.1%	$95.2	$91.0	4.3%	$32.5	$30.3	7.2%	$62.6	$60.8	2.9%

Total Same Property Units	27,162
Excluded from Same-Property analysis:
Units acquired or stabilized after 10/1/22	1,888
Minority-held units	4,770
Total Stabilized Units	33,820
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson. The analysis below excludes minority-held investments.

Year Ended December 31,	Units	Average Occupancy %			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Market Rate Portfolio
Region:
Mountain West	5,609	93.4%	93.4%	—%	$92.3	$87.8	5.1%	$29.2	$28.1	3.8%	$63.1	$59.7	5.7%
Pacific Northwest	3,974	93.3	93.5	(0.2)	70.9	67.5	5.0	25.4	24.1	5.2	45.6	43.4	4.9
Southern California	1,898	94.1	94.8	(0.7)	37.8	36.7	2.8	14.0	13.0	7.4	23.8	23.7	0.3
Northern California	1,670	91.0	93.0	(2.2)	34.3	34.6	(0.8)	14.3	13.2	8.6	20.0	21.4	(6.6)
Western U.S.	13,151	93.1%	93.6%	(0.5)%	$235.3	$226.6	3.8%	$82.9	$78.4	5.7%	$152.5	$148.2	2.8%
Ireland	2,490	98.8	97.6	1.2	36.9	35.6	3.8	8.5	8.0	6.8	28.4	27.6	2.9
Market Rate Total	15,641	93.8%	94.0%	(0.4)%	$272.2	$262.2	3.8%	$91.4	$86.4	5.8%	$180.9	$175.8	2.8%

Affordable Portfolio
Region:
Pacific Northwest	5,623	96.0%	97.1%	(1.2)%	$38.7	$35.4	9.3%	$13.7	$11.7	16.7%	$25.0	$23.7	5.7%
Mountain West	1,592	95.7	97.2	(1.6)	9.4	8.7	8.0	3.1	2.7	14.4	6.3	5.9	5.1
Southern California	704	97.4	98.2	(0.8)	5.9	5.6	5.9	1.6	1.4	12.6	4.4	4.2	3.6
Northern California	676	97.8	98.5	(0.7)	4.8	4.5	7.6	1.6	1.4	13.1	3.2	3.0	4.9
Affordable Total	8,595	96.2%	97.4%	(1.2)%	$58.8	$54.2	8.6%	$20.0	$17.2	15.7%	$38.9	$36.8	5.3%

Total	24,236	94.4%	94.9%	(0.5)%	$331.0	$316.4	4.6%	$111.4	$103.6	7.4%	$219.8	$212.6	3.3%

Total Same Property Units	24,236
Excluded from Same-Property analysis:
Units acquired or stabilized after 1/1/22	4,814
Minority-held units	4,770
Total Stabilized Units	33,820
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rent)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Three Months Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Region:
Pacific Northwest	0.2	100.0%	100.0%	—%	$1.3	$1.2	0.4%	$0.2	$0.2	(9.4)%	$1.0	$1.0	2.7%
Southern California	0.2	90.4	91.3	(1.0)	2.8	2.8	(0.7)	1.1	1.1	(0.6)	1.7	1.7	(0.8)
Northern California	0.3	84.8	88.9	(4.6)	2.6	2.6	(3.1)	1.1	1.0	5.9	1.5	1.6	(8.6)
Western U.S.	0.7	90.5%	92.7%	(2.3)%	6.7	6.6	(1.4)%	2.4	2.3	1.3%	4.2	4.3	(2.9)%
United Kingdom	1.8	92.4	92.0	0.4	14.2	14.1	0.6	1.1	1.0	14.7	13.1	13.1	(0.4)
Ireland	1.0	94.4	94.5	(0.1)	8.1	7.7	5.2	0.2	0.3	(17.5)	7.9	7.4	6.0
Italy	0.6	100.0	100.0	—	1.8	2.3	(18.2)	0.2	0.3	(24.4)	1.6	2.0	(17.4)
Europe	3.4	94.5%	94.3%	0.2%	24.1	24.1	0.3%	1.5	1.6	1.8%	22.6	22.5	0.2%

Total	4.1	93.8%	94.0%	(0.3)%	$30.8	$30.7	(0.1)%	$3.9	$3.9	1.5%	$26.8	$26.8	(0.3)%

Total Same Property Square Feet			4.1
Excluded from Same-Property analysis:
Assets acquired or stabilized after 10/1/22 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.9
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (including straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes minority-owned investments.

Year Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Region:
Pacific Northwest	0.2	100.0%	100.0%	—%	$5.0	$5.0	0.4%	$0.9	$1.1	(12.8)%	$4.1	$3.9	4.1%
Southern California	0.2	90.2	91.9	(1.9)	11.2	11.2	0.4	4.3	4.1	2.9	6.9	7.0	(1.1)
Northern California	0.3	83.5	83.5	—	9.7	10.0	(3.4)	4.6	4.0	13.2	5.1	6.0	(14.6)
Western U.S.	0.7	89.9%	90.3%	(0.5)%	25.9	26.2	(1.1)%	9.8	9.2	5.6%	16.1	16.9	(4.7)%
United Kingdom	1.6	91.4	89.6	2.0	48.7	46.8	4.1	3.6	3.7	(4.2)	45.2	43.1	4.8
Ireland	0.8	95.8	96.5	(0.8)	26.5	25.2	5.3	0.6	0.7	(8.5)	25.9	24.5	5.6
Italy	0.6	100.0	100.0	—	7.3	9.1	(20.2)	1.1	1.0	5.7	6.2	8.1	(23.5)
Europe	3.0	94.5%	93.7%	0.8%	$82.5	$81.1	1.7%	5.3	5.4	(2.9)%	$77.3	$75.7	2.1%

Total	3.7	93.5%	93.0%	0.6%	$108.4	$107.3	1.1%	$15.1	$14.6	2.4%	$93.4	$92.6	0.8%

Total Same Property Square Feet			3.7
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.6
Minority-held office properties			4.6
Total Stabilized Square Feet			8.9
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Three Months Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Region:
Pacific Northwest	0.2	100.0%	100.0%	—%	$1.5	$1.5	0.3%	$0.2	$0.2	(9.4)%	$1.2	$1.2	2.3%
Southern California	0.2	90.4	91.3	(1.0)	2.2	2.8	(21.5)	1.1	1.1	(0.6)	1.1	1.6	(35.8)
Northern California	0.3	84.8	88.9	(4.6)	1.8	1.8	0.2	1.1	1.0	5.9	0.7	0.7	(7.5)
Western U.S.	0.7	90.5%	92.7%	(2.3)%	5.5	6.1	(9.8)%	2.4	2.3	1.3%	3.0	3.5	(17.0)%
United Kingdom	1.8	92.4	92.0	0.4	14.2	13.1	8.5	1.1	1.0	14.7	13.1	12.1	8.0
Ireland	1.0	94.4	94.5	(0.1)	8.4	6.6	27.9	0.2	0.3	(17.5)	8.2	6.3	29.8
Italy	0.6	100.0	100.0	—	1.8	2.3	(18.2)	0.2	0.3	(24.4)	1.6	2.0	(17.4)
Europe	3.4	94.5%	94.3%	0.2%	24.4	22.0	11.5%	$1.5	$1.6	1.8%	22.9	20.4	12.3%

Total	4.1	93.8%	94.0%	(0.3)%	$29.9	$28.1	7.0%	$3.9	$3.9	1.5%	$25.9	$23.9	7.9%

Total Same Property Square Feet			4.1
Excluded from Same-Property analysis:
Assets acquired or stabilized after 10/1/22 or occupied by KW			0.2
Minority-held office properties			4.6
Total Stabilized Square Feet			8.9
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Office Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)
Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share (excluding straight-line rents)
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same
Property changes to Kennedy Wilson. The analysis below excludes the effect of straight-line rents, and minority-owned investments.

Year Ended December 31,	Square Feet	Average % Occupancy			Total Revenues			Total Operating Expenses			Net Operating Income (Net Effective)(1)
2023 vs. 2022	2023	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change

Region:
Pacific Northwest	0.2	100.0%	100.0%	—%	$5.9	$5.6	4.0%	$0.9	$1.1	(12.8)%	$4.9	$4.5	8.0%
Southern California	0.2	90.2	91.9	(1.9)	9.7	11.0	(11.5)	4.3	4.1	2.9	5.5	6.9	(20.2)
Northern California	0.3	83.5	83.5	—	8.9	9.4	(4.4)	4.6	4.0	13.2	4.4	5.3	(17.9)
Western U.S.	0.7	89.9%	90.3%	(0.5)%	24.5	26.0	(5.6)%	9.8	9.2	5.6%	14.8	16.7	(11.8)%
United Kingdom	1.6	91.4	89.6	2.0	48.0	43.2	11.1	3.6	3.7	(4.2)	44.4	39.5	12.5
Ireland	0.8	95.8	96.5	(0.8)	27.3	26.3	3.7	0.6	0.7	(8.5)	26.6	25.6	4.0
Italy	0.6	100.0	100.0	—	7.3	9.1	(20.2)	1.1	1.0	5.7	6.2	8.1	(23.5)
Europe	3.0	94.5%	93.7%	0.8%	$82.6	$78.6	5.0%	$5.3	$5.4	(2.9)%	$77.2	$73.2	5.6%

Total	3.7	93.5%	93.0%	0.6%	$107.1	$104.6	2.4%	$15.1	$14.6	2.4%	$92.0	$89.9	2.4%

Total Same Property Square Feet			3.7
Excluded from Same-Property analysis:
Assets acquired or stabilized after 1/1/22 or occupied by KW			0.6
Minority-held office properties			4.6
Total Stabilized Square Feet			8.9
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) - Please see the appendix for a reconciliation of Same Property NOI - Net Effective to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited, dollars in millions)
Listed below is additional detailed information about the real estate acquisitions and dispositions completed during the three months and year ended December 31, 2023:

	100%				Kennedy Wilson's Share
Acquisitions	Real Estate Aggregate Purchase Price	Cap Rate(1)(4)	Loan Purchases/ Originations	Annual Return on Loans(4)	Real Estate Pro-Rata Purchase Price	Cap Rate(2)(4)	Loan Purchases/ Originations	Annual Return on Loans(4)	KW Ownership(3)
Q4-23
Western U.S.	$115.6	6.0%	$—	—%	$23.1	6.0%	$—	—%	20.0%
Europe	17.0	6.5%	—	—%	4.0	6.5%	—	—%	23.6%
Total	$132.6	6.1%	$—	—%	$27.1	6.1%	$—	—%	20.5%

FY-23
Western U.S.	$209.6	6.0%	$2,329.3	11.3%	$32.5	6.0%	$111.7	12.6%	5.7%
Europe	73.6	5.5%	—	—%	16.0	5.5%	—	—%	21.7%
Total	$283.2	5.9%	$2,329.3	11.3%	$48.5	5.9%	$111.7	12.6%	6.1%

	100%			Kennedy Wilson's Share
Dispositions	Real Estate Aggregate Sale Price	Cap Rate(1)	Loan Repayments	Real Estate Pro-Rata Sale Price	Cap Rate(2)	Loan Repayments	KW Ownership(3)
Q4-23
Western U.S.	$89.5	10.2%	$83.7	$31.3	8.1%	$5.1	21.0%
Europe	107.5	6.3%	—	107.5	6.3%	—	100.0%
Total	$197.0	8.6%	$83.7	$138.8	6.9%	$5.1	51.3%

FY-23
Western U.S.	$545.1	6.0%	$614.8	$364.6	5.5%	$39.5	34.8%
Europe	278.0	7.5%	—	207.0	8.2%	—	74.5%
Total	$823.1	6.4%	$614.8	$571.6	6.3%	$39.5	42.5%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For Q4-23, there were $0.8 million of acquisitions and $69.5 million of dispositions of non-income producing real estate assets. For FY-23, there were $1.5 million of acquisitions and $178.8 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For Q4-23, there were $0.8 million of acquisitions and $63.0 million of dispositions of non-income producing real estate assets. For FY-23, there were $1.5 million of acquisitions and $122.0 million of dispositions of non-income producing real estate assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.
(4) As defined in the "Common Definitions" section of the earnings release.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2023
	Consolidated	Co-Investment	Corporate	Total
Revenue
Rental	$99.7	$—	$—	$99.7
Hotel	14.4	—	—	14.4
Investment management fees	—	16.3	—	16.3
Loans and other	—	9.1	—	9.1
Property services fees	—	—	0.6	0.6
Total revenue	114.1	25.4	0.6	140.1
(Loss) income from unconsolidated investments
Principal co- investments	—	(155.1)	—	(155.1)
Performance allocations	—	(28.0)	—	(28.0)
(Loss) income from unconsolidated investments	—	(183.1)	—	(183.1)

Loss on sale of real estate, net	(11.0)	—	—	(11.0)
Expenses
Rental	38.9	—	—	38.9
Hotel	10.5	—	—	10.5
Compensation and related (including $12.8 of share-based compensation)	10.0	11.3	19.4	40.7
Performance fee compensation	—	(9.6)	—	(9.6)
General and administrative	4.0	3.9	2.3	10.2
Depreciation and amortization	39.5	—	—	39.5
Total expenses	102.9	5.6	21.7	130.2
Interest expense	(43.0)	—	(23.7)	(66.7)
Other loss	(4.8)	(4.5)	(17.7)	(27.0)
Loss before (provision for) benefit from income taxes	(47.6)	(167.8)	(62.5)	(277.9)
(Provision for) benefit from income taxes	(2.3)	—	44.3	42.0
Net loss	(49.9)	(167.8)	(18.2)	(235.9)
Net income attributable to noncontrolling interests	(1.0)	—	—	(1.0)
Preferred dividends	—	—	(10.9)	(10.9)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(50.9)	$(167.8)	$(29.1)	$(247.8)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$42.4	$30.2	$23.7	$96.3
Depreciation and amortization	38.3	0.8	—	39.1
Provision for (benefit from) income taxes	3.1	0.5	(44.3)	(40.7)
Share-based compensation	—	—	12.8	12.8
Preferred dividends	—	—	10.9	10.9
Fees eliminated in consolidation	(0.1)	0.1	—	—
Adjusted EBITDA	$32.8	$(136.2)	$(26.0)	$(129.4)

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2023
	Consolidated	Co-Investment	Corporate	Total
Revenue
Rental	$415.3	$—	$—	$415.3
Hotel	57.1	—	—	57.1
Investment management fees	—	61.9	—	61.9
Loans and other	—	26.1	—	26.1
Property services fees	—	—	2.2	2.2
Total revenue	472.4	88.0	2.2	562.6
Income from unconsolidated investments
Principal co-investments	—	(188.5)	—	(188.5)
Performance allocations	—	(64.3)	—	(64.3)
Income from Unconsolidated investments	—	(252.8)	—	(252.8)

Gain on sale of real estate, net	127.6	—	—	127.6
Expenses
Rental	152.6	—	—	152.6
Hotel	37.9	—	—	37.9
Compensation and related (including $34.5 of share-based compensation)	42.7	39.0	57.7	139.4
Performance fee compensation	—	(15.1)	—	(15.1)
General and administrative	15.5	12.7	7.5	35.7
Depreciation and amortization	157.8	—	—	157.8
Total expenses	406.5	36.6	65.2	508.3
Interest expense	(162.0)	—	(97.2)	(259.2)
Loss on extinguishment of debt	(1.6)	—	—	(1.6)
Other income (loss)	2.3	(7.0)	(0.3)	(5.0)
Income (loss) before provision for income taxes	32.2	(208.4)	(160.5)	(336.7)
(Provision for) benefit from income taxes	(9.6)	—	64.9	55.3
Net loss	22.6	(208.4)	(95.6)	(281.4)
Net income attributable to noncontrolling interests	(22.4)	—	—	(22.4)
Preferred dividends	—	—	(38.0)	(38.0)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$0.2	$(208.4)	$(133.6)	$(341.8)

Add back (less) (Kennedy Wilson's Share):
Interest expense	$159.6	$99.1	$97.2	$355.9
Loss on extinguishment of debt	1.6	—	—	1.6
Depreciation and amortization	152.8	3.2	—	156.0
Provision for income taxes	10.4	0.1	(64.9)	(54.4)
Share-based compensation	—	—	34.5	34.5
Preferred dividends	—	—	38.0	38.0
Fees eliminated in consolidation	(0.3)	0.3	—	—
Adjusted EBITDA	$324.3	$(105.7)	$(28.8)	$189.8

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2022
	Consolidated	Co-Investment	Corporate	Total
Revenue
Rental	$110.5	$—	$—	$110.5
Hotel	13.7	—	—	13.7
Investment management fees	—	11.3	—	11.3
Loans and other	—	3.7	—	3.7
Property services fees	—	—	0.4	0.4
Total revenue	124.2	15.0	0.4	139.6
Income from unconsolidated investments
Principal co-investments	—	51.6	—	51.6
Performance allocations	—	(21.6)	—	(21.6)
Income from unconsolidated investments	—	30.0	—	30.0

Gain on sale of real estate, net	52.9	—	—	52.9
Expenses
Rental	40.5	—	—	40.5
Hotel	9.0	—	—	9.0
Compensation and related (including $7.3 of share-based compensation)	11.7	10.5	14.4	36.6
Performance fee compensation	—	(7.5)	—	(7.5)
General and administrative	4.4	4.1	2.2	10.7
Depreciation and amortization	40.2	—	—	40.2
Total expenses	105.8	7.1	16.6	129.5
Interest expense	(35.4)	—	(24.6)	(60.0)
Gain on early extinguishment of debt	29.9	—	—	29.9
Other (loss) income	(8.9)	—	(1.1)	(10.0)
Income (loss) before benefit from (provision for) income taxes	56.9	37.9	(41.9)	52.9
Benefit from (provision for) income taxes	1.6	—	(15.3)	(13.7)
Net income (loss)	58.5	37.9	(57.2)	39.2
Net income attributable to noncontrolling interests	(8.7)	—	—	(8.7)
Preferred dividends	—	—	(7.9)	(7.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$49.8	$37.9	$(65.1)	$22.6

Add back (less) (Kennedy Wilson's Share):
Interest expense	$34.4	$17.2	$24.6	$76.2
Gain on early extinguishment of debt	(21.8)	—	—	(21.8)
Depreciation and amortization	38.8	0.7	—	39.5
(Benefit from) provision for income taxes	(0.7)	0.8	15.3	15.4
Share-based compensation	—	—	7.3	7.3
Preferred dividends	—	—	7.9	7.9
Fees eliminated in consolidation	—	—	—	—
Adjusted EBITDA	$100.5	$56.6	$(10.0)	$147.1

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2022
	Consolidated	Co-Investment	Corporate	Total
Revenue
Rental	$434.9	$—	$—	$434.9
Hotel	46.9	—	—	46.9
Investment management fees	—	44.8	—	44.8
Loans and other	—	11.7	—	11.7
Property services fees	—	—	1.7	1.7
Total revenue	481.8	56.5	1.7	540.0
Income from unconsolidated investments
Principal co-investments	—	199.5	—	199.5
Performance allocations	—	(21.1)	—	(21.1)
Income from unconsolidated investments	—	178.4	—	178.4

Gain on sale of real estate, net	103.7	—	—	103.7
Expenses
Rental	151.2	—	—	151.2
Hotel	29.5	—	—	29.5
Compensation and related (including $29.0 of share-based compensation)	41.5	44.6	54.2	140.3
Performance fee compensation	—	(4.3)	—	(4.3)
General and administrative	14.7	14.8	7.7	37.2
Depreciation and amortization	172.9	—	—	172.9
Total expenses	409.8	55.1	61.9	526.8
Interest expense	(128.2)	—	(92.6)	(220.8)
Gain on extinguishment of debt	27.5	—	—	27.5
Other income	20.8	—	15.3	36.1
Income (loss) before provision for income taxes	95.8	179.8	(137.5)	138.1
Provision for income taxes	(21.0)	—	(15.2)	(36.2)
Net income (loss)	74.8	179.8	(152.7)	101.9
Net income attributable to noncontrolling interests	(8.2)	—	—	(8.2)
Preferred dividends	—	—	(28.9)	(28.9)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$66.6	$179.8	$(181.6)	$64.8
Add back (less) (Kennedy Wilson's Share):
Interest expense	$125.2	$60.2	$92.6	$278.0
Gain on extinguishment of debt	(19.4)	—	—	(19.4)
Depreciation and amortization	167.6	3.5	—	171.1
Provision for income taxes	21.2	2.7	15.2	39.1
Share-based compensation	—	—	29.0	29.0
Preferred dividends	—	—	28.9	28.9
Fees eliminated in consolidation	(0.4)	0.4	—	—
Adjusted EBITDA	$360.8	$246.6	$(15.9)	$591.5

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	December 31, 2023		December 31, 2022
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(5.5)	$94.8	$(6.7)	$86.9
Accounts receivable	(0.4)	84.9	(0.5)	147.2
Real estate and acquired in place lease values, net of accumulated depreciation and amortization(1)	(118.7)	4,619.7	(122.0)	4,319.1
Unconsolidated investments	—	(2,069.1)	—	(2,238.1)
Other assets	(5.2)	142.4	(4.6)	150.8
Loan purchases and originations	—	12.1	—	9.3
Total assets	$(129.8)	$2,884.8	$(133.8)	$2,475.2

Liabilities
Accounts payable	$(0.3)	$—	$(0.3)	$—
Accrued expenses and other liabilities	(9.7)	125.0	(16.2)	88.0
Mortgage debt	(76.5)	2,759.8	(70.9)	2,387.2
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(86.5)	2,884.8	(87.4)	2,475.2
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(43.3)	—	(46.4)	—
Total equity	(43.3)	—	(46.4)	—
Total liabilities and equity	$(129.8)	$2,884.8	$(133.8)	$2,475.2
(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $30.1 million and $48.7 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2023, and $26.5 million and $41.6 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2022.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Q4-2023		Q4-2022
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(3.1)	$69.6	$(3.1)	$56.2
Hotel	—	6.5	—	—
Sale of real estate	—	7.8	—	1.6
Investment management fees	0.2	(28.0)	—	(21.6)
Total revenue	(2.9)	55.9	(3.1)	36.2

Total (loss) income from unconsolidated investments	—	183.1	—	(30.0)

Fair value	—	(157.1)	—	35.3
Gain on sale of real estate, net	(0.4)	—	—	—

Expenses
Rental	(1.4)	23.1	(1.1)	16.8
Hotel	—	8.5	—	—
Cost of real estate sold	—	7.1	—	1.3
General and administrative	0.2	—	—	—
Depreciation and amortization	(1.3)	0.8	(1.3)	0.9
Total expenses	(2.5)	39.5	(2.4)	19.0
Interest expense	0.7	(30.1)	1.0	(17.2)
Gain on early extinguishment of debt, net	—	—	(8.0)	—
Other loss	(0.1)	(11.8)	(0.1)	(4.5)
Income before provision for income taxes	(0.2)	0.5	(7.8)	0.8
Provision for income taxes	(0.8)	(0.5)	(0.9)	(0.8)
Net income (loss)	(1.0)	—	(8.7)	—
Net income attributable to noncontrolling interests	1.0	—	8.7	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Year ended December 31, 2023		Year ended December 31, 2022
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(12.4)	$256.3	$(11.4)	$224.0
Hotel	—	11.1	—	—
Sale of real estate	—	19.5	—	52.0
Investment management fees	0.4	(64.3)	—	(21.1)
Total revenue	(12.0)	222.6	(11.4)	254.9

Total (loss) income from unconsolidated investments	—	252.8	—	(178.4)

Fair value	—	(233.7)	—	110.2
Gain on sale of real estate, net	(21.9)	—	(1.0)	4.9

Expenses
Rental	(4.8)	82.8	(4.5)	66.4
Hotel	—	16.3	—	—
Cost of real estate sold	—	13.6	—	40.7
General and administrative	0.2	—	—	—
Depreciation and amortization	(5.2)	3.2	(5.3)	3.8
Total expenses	(9.8)	115.9	(9.8)	110.9
Interest expense	2.5	(99.0)	2.9	(60.1)
Gain (loss) on early extinguishment of debt, net	—	—	(8.0)	—
Other income (loss)	—	(26.6)	(0.4)	(17.9)
Income before provision for income taxes	(21.6)	0.2	(8.1)	2.7
Provision for (benefit from) income taxes	(0.8)	(0.2)	(0.1)	(2.7)
Net income (loss)	(22.4)	—	(8.2)	—
Net income attributable to noncontrolling interests	22.4	—	8.2	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Estimated Annual NOI Reconciliation
(Unaudited)
(Dollars in millions)

Rental Revenues	$99.7
Hotel Revenues	14.4
Rental (Expenses)	(38.9)
Hotel (Expenses)	(10.5)
Loans and other	9.1
Consolidated NOI	$73.8
Adjustments:
Non-controlling interest	(1.7)
NOI from Unconsolidated investments (KW Share)	44.5
Property-Level NOI - Q4-23 (KW Share)	$116.6

Adjustments
Assets acquired and disposed (net)	(0.2)
Lease-up and development portfolio	3.6
Hotel operations	1.4
Assets owned and occupied by Kennedy Wilson	1.3
Amortization of above/below market leases (net)	(0.3)
Straight-line and free rent (net)	2.9
Non-recurring income/expense, FX, and other	(2.3)
Q4-23 Estimated NOI	$123.0
Estimated Annual NOI - December 31, 2023	$491.9

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Interest expense (Kennedy Wilson's Share)
Interest expense	66.7	60.0	259.2	220.8
Interest expense (attributable to noncontrolling interests)	(0.6)	(1.0)	(2.4)	(3.0)
Kennedy Wilson's share of interest expense included in unconsolidated investments	30.2	17.2	99.1	60.2
Interest expense (Kennedy Wilson's Share)	$96.3	$76.2	$355.9	$278.0

(Gain) loss on early extinguishment of debt
(Gain) loss on early extinguishment of debt	—	(29.9)	1.6	(27.5)
(Gain) loss on early extinguishment of debt (attributable to noncontrolling interests)	—	8.1	—	8.1
(Gain) loss on early extinguishment of debt (Kennedy Wilson's Share)	$—	$(21.8)	$1.6	$(19.4)

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	39.5	40.2	157.8	172.9
Depreciation and amortization (attributable to noncontrolling interests)	(1.2)	(1.4)	(5.0)	(5.3)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.8	0.7	3.2	3.5
Depreciation and amortization (Kennedy Wilson's Share)	$39.1	$39.5	$156.0	$171.1

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
Provision for income taxes	(42.0)	13.7	(55.3)	36.2
Provision for (benefit from) income taxes (attributable to noncontrolling interests)	0.8	0.9	0.8	0.2
Provision for income taxes included in unconsolidated investments	0.5	0.8	0.1	2.7
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$(40.7)	$15.4	$(54.4)	$39.1

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	Q4 - 2023		Q4 - 2022
	Same Property		Same Property
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)
Rental Revenues	$99.7	$99.7	$110.5	$110.5
Hotel Revenues	14.4	14.4	13.7	13.7
Rental (Expenses)	—	(38.9)	—	(40.5)
Hotel (Expenses)	—	(10.5)	—	(9.0)
Consolidated Total	114.1	64.7	124.2	74.7
Less: NCI adjustments (1)	(2.9)	(1.7)	(3.1)	(2.0)
Add: Unconsolidated investment adjustments (2)	49.5	34.4	47.4	33.8
Add: Above/below market rents(6)	(0.4)	(0.4)	(0.6)	(0.6)
Less: Reimbursement of recoverable operating expenses	(7.8)	—	(7.5)	—
Less: Properties bought and sold(3)	(0.4)	(0.1)	(13.0)	(9.6)
Less: Other properties excluded (4)	(25.5)	(9.9)	(26.0)	(12.4)
Other Reconciling Items (5)	(0.6)	2.4	0.3	3.7
Same Property	$126.0	$89.4	$121.7	$87.6

	Q4 - 2023		Q4 - 2022
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Office - Same Property	$30.8	$26.8	$30.7	$26.8
Multifamily Market Rate Portfolio - Same Property	78.9	51.9	76.2	50.8
Multifamily Affordable Portfolio - Same Property	16.3	10.7	14.8	10.0
Same Property	$126.0	$89.4	$121.7	$87.6
Straight-line rent adjustments (net)	(0.9)	(0.9)	(2.6)	(2.6)
Same Property (Excluding Straight-Line Rents)	$125.1	$88.5	$119.1	$85.0
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation
(Unaudited)
(Dollars in million

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Same Property*		Same Property*
	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)
Rental Revenues	$415.3	$415.3	$434.9	$434.9
Hotel Revenues	57.1	57.1	46.9	46.9
Rental (Expenses)	—	(152.6)	—	(151.2)
Hotel (Expenses)	—	(37.9)	—	(29.5)
Consolidated Total	472.4	281.9	481.8	301.1
Less: NCI adjustments (1)	(12.2)	(7.4)	(11.8)	(7.1)
Add: Unconsolidated investment adjustments (2)	182.3	128.7	173.3	124.7
Add: Above/below market rents(6)	(1.8)	(1.8)	(3.6)	(3.6)
Less: Reimbursement of recoverable operating expenses	(33.2)	—	(28.3)	—
Less: Properties bought and sold (3)	(56.1)	(38.6)	(82.1)	(59.3)
Less: Other properties excluded (4)	(110.9)	(53.0)	(103.3)	(54.8)
Other Reconciling Items (5)	(1.1)	3.4	(2.3)	4.2
Same Property	$439.4	$313.2	$423.7	$305.2

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI (Net Effective)(6)(7)	Revenue	NOI (Net Effective)(6)(7)
Office - Same Property	$108.4	$93.4	$107.3	$92.6
Multifamily Market Rate Portfolio - Same Property	272.2	180.9	262.2	175.8
Multifamily Affordable Portfolio - Same Property	58.8	38.9	54.2	36.8
Same Property	$439.4	$313.2	$423.7	$305.2
Straight-line rent adjustments (net)	(1.3)	(1.3)	(2.7)	(2.7)
Same Property (Excluding Straight-Line Rents)	$438.1	$311.9	$421.0	$302.5
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable periods.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.
(7) Please see below for a reconciliation of Same Property NOI (Net Effective) to its closest GAAP measure

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - Revenue(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Total Revenue	$140.1	$139.6	$562.6	$540.0
Less: Investment management fees	(16.3)	(11.3)	(61.9)	(44.8)
Less: Property services fees	(0.6)	(0.4)	(2.2)	(1.7)
Less: Loans and other	(9.1)	(3.7)	(26.1)	(11.7)
Less: NCI adjustments (1)	(2.9)	(3.1)	(12.2)	(11.8)
Add: Unconsolidated investment adjustments (2)	49.5	47.4	182.3	173.3
Add: Above/below market rents (6)	(0.4)	(0.6)	(1.8)	(3.6)
Less: Reimbursement of recoverable operating expenses	(7.8)	(7.5)	(33.2)	(28.3)
Less: Properties bought and sold (3)	(0.4)	(13.0)	(56.1)	(82.1)
Less: Other properties excluded (4)	(25.5)	(26.0)	(110.9)	(103.3)
Other Reconciling Items (5)	(0.6)	0.3	(1.1)	(2.3)
Same Property	$126.0	$121.7	$439.4	$423.7

	Same Property - Revenue(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
Same Property (Reported)	2023	2022	2023	2022
Office - Same Property	$30.8	$30.7	$108.4	$107.3
Multifamily Market Rate Portfolio - Same Property	78.9	76.2	272.2	262.2
Multifamily Affordable Portfolio - Same Property	16.3	14.8	58.8	54.2
Same Property	$126.0	$121.7	$439.4	$423.7
Straight-line rent adjustments (net)	(0.9)	(2.6)	(1.3)	(2.7)
Same Property (Excluding Straight-Line Rents)	$125.1	$119.1	$438.1	$421.0
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and hotel revenue attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6)Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Same Property Reconciliation (continued)
(Unaudited)
(Dollars in million

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net Income	$(235.9)	$39.2	$(281.4)	$101.9
Less: Investment management fees	(16.3)	(11.3)	(61.9)	(44.8)
Less: Property services fees	(0.6)	(0.4)	(2.2)	(1.7)
Less: Loans and other	(9.1)	(3.7)	(26.1)	(11.7)
Less: Total Income from unconsolidated investments	183.1	(30.0)	252.8	(178.4)
Less: Gain on sale of real estate, net	11.0	(52.9)	(127.6)	(103.7)
Add: Compensation and related	40.7	36.6	139.4	140.3
Add: Performance allocation compensation	(9.6)	(7.5)	(15.1)	(4.3)
Add: General and administrative	10.2	10.7	35.7	37.2
Add: Depreciation and amortization	39.5	40.2	157.8	172.9
Add: Interest Expense	66.7	60.0	259.2	220.8
Add: Gain (loss) on early extinguishment of debt	—	(29.9)	1.6	(27.5)
Less: Other income (loss)	27.0	10.0	5.0	(36.1)
Add: Provision for income taxes	(42.0)	13.7	(55.3)	36.2
Less: NCI adjustments (1)	(1.7)	(2.0)	(7.4)	(7.1)
Add: Unconsolidated investment adjustments (2)	34.4	33.8	128.7	124.7
Add: Above/below market rents (6)	(0.4)	(0.6)	(1.8)	(3.6)
Less: Properties bought and sold (3)	(0.1)	(9.6)	(38.6)	(59.3)
Less: Other properties excluded (4)	(9.9)	(12.4)	(53.0)	(54.8)
Other Reconciling Items (5)	2.4	3.7	3.4	4.2
Same Property NOI (Net Effective)*	$89.4	$87.6	$313.2	$305.2

	Same Property - NOI (Net Effective)(6)*
	For the Three Months Ended December 31,		For the Year Ended December 31,
Same Property (Reported)	2023	2022	2023	2022
Office - Same Property	$26.8	$26.8	$93.4	$92.6
Multifamily Market Rate Portfolio - Same Property	51.9	50.8	180.9	175.8
Multifamily Affordable Portfolio - Same Property	10.7	10.0	38.9	36.8
Same Property NOI (Net Effective)* (Reported)	$89.4	$87.6	$313.2	$305.2
Straight-line rent adjustments (net)	(0.9)	(2.6)	(1.3)	(1.3)
Same Property NOI (Excluding Straight-Line Rents)	$88.5	$85.0	$311.9	$302.5
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents rental revenue and operating expenses and hotel revenue and operating expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and net operating income, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not stabilized during the applicable period, or retail or industrial properties.
(5) Represents other properties excluded from the same property population that were not classified as a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.
(6) Excludes above/below market rents from the same property population, as they are representative of non-cash purchase price accounting income.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	Q4		Full Year
	2023	2022	2023	2022
Investment management fees	$16.3	$11.3	$61.9	$44.8
Property services fees	0.6	0.4	2.2	1.7
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	0.1	0.1	0.3	0.4
Performance fees included in unconsolidated investments	(28.0)	(21.6)	(64.3)	(21.1)
Adjusted Fees	$(11.0)	$(9.8)	$0.1	$25.8
(1) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.

Kennedy-Wilson Holdings, Inc.
Baseline EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Baseline EBITDA*
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net Income	$(235.9)	$39.2	$(281.4)	$101.9
Less: Total Income from unconsolidated investments	183.1	(30.0)	252.8	(178.4)
Less: Gain (loss) on sale of real estate, net	11.0	(52.9)	(127.6)	(103.7)
Add: Share-based compensation	12.8	7.3	34.5	29.0
Add: Performance allocation compensation	(9.6)	(7.5)	(15.1)	(4.3)
Add: Depreciation and amortization	39.5	40.2	157.8	172.9
Add: Interest expense	66.7	60.0	259.2	220.8
Add: Gain (loss) on early extinguishment of debt	—	(29.9)	1.6	(27.5)
Less: Other income (loss)	27.0	10.0	5.0	(36.1)
Add: Benefit from (provision for) income taxes	(42.0)	13.7	(55.3)	36.2
Less: Non-controlling interest (1)	(1.7)	(2.0)	(7.6)	(6.9)
Add: NOI from unconsolidated investments (KW Share) (2)	44.5	39.4	168.3	157.6
Add: Fees eliminated in consolidation (3)	0.1	0.1	0.3	0.4
Baseline EBITDA*	$95.5	$87.6	$392.5	$361.9
(*) This is a Non-GAAP financial measure. Please see our “Common Definitions” for a further explanation and discussion .
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.
(3) Represents fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders.